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                                                                    EXHIBIT 23.3

DELOITTE HASKINS
         & SELLS
----------------  --------------------------------------------------------------
                  Chartered Accountants  Telephone: 91 (22) 285 4330
                  Malatial House.                           283 7006
                  Backbay Reclamation.   Facsimile: 91 (22) 202 4499
                  Mumbai - 400 020.                         202 4337
                                         E-mail: cchokshi@giasbmS1.vsnl.net.in




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Rediff.com India Limited on Form F-1 of our report dated May 3, 2000 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data", "Summary Financial Data" and "Experts" in such Prospectus.



/s/ DELOITTE HASKINS & SELLS

Dated: May 31, 2000